UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 19, 2008
Ardea Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-33734	94-3200380

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4939 Directors Place	92121
San Diego, California	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (858) 652-6500
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 17, 2008, Ardea Biosciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the purchasers identified on the signature pages thereto (the “Purchasers”), for the private placement of 2,737,336 newly issued shares of the Company’s common stock (the “Shares”) and warrants to purchase 684,332 shares of common stock (the “Warrants”) at a total purchase price of approximately $11.17 per unit, with each unit consisting of one Share and a Warrant to purchase 0.25 shares of common stock (the “Private Placement”). The closing of the Private Placement occurred on December 19, 2008.
In connection with the Private Placement, the Company also entered into a Registration Rights Agreement, dated December 17, 2008, with the Purchasers (the “Registration Rights Agreement”) pursuant to which it has agreed to file, within 30 days of the closing of the Private Placement, a registration statement with the Securities and Exchange Commission (“SEC”) to register the Shares and the shares of common stock issuable upon exercise or conversion of the Warrants (the “Warrant Shares”) for resale, which registration statement is required to become effective within 90 days following the closing (or in the event the SEC reviews and has written comments to the registration statement or any document incorporated by reference therein, then within 120 days following the closing). The Company will be required to pay certain cash as liquidated damages if it does not meet its registration obligations under the Registration Rights Agreement.
The Securities Purchase Agreement and Registration Rights Agreement are attached hereto as Exhibit 10.1 and 10.2 respectively, and incorporated herein by reference. The foregoing description of the Securities Purchase Agreement and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement and Registration Rights Agreement attached hereto.
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth in Item 1.01 of this Current Report on Form 8-K that relates to the unregistered sale of equity securities is incorporated by reference into this Item 3.02.
The aggregate offering price of the units sold in the Private Placement is approximately $30.6 million.
The sale of the units has not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The units were sold to accredited investors in reliance upon exemptions from registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Shares and the Warrant Shares may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number	Document Description

10.1	Securities Purchase Agreement, dated December 17, 2008.

10.2	Registration Rights Agreement, dated December 17, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ARDEA BIOSCIENCES, INC.
Date: December 22, 2008	/s/Christopher W. Krueger
Christopher W. Krueger
Chief Business Officer

EXHIBIT LIST

Exhibit Number	Document Description

10.1	Securities Purchase Agreement, dated December 17, 2008.

10.2	Registration Rights Agreement, dated December 17, 2008.